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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

AGREEMENT dated 1st July 2001 (the "Effective Date") by and between VIRAGEN (SCOTLAND) LIMITED, a company registered in Scotland with registered number 155387 and having a place of business at Pentlands Science Park, Bush Loan, Penicuik, Midlothian EH26 0PZ ("Employer"), and DR. DONALD MAGNUS NICOLSON, Drumbeg Lodge, Gartness Road, Drymen G63 0DW ("Employee").

WITNESSETH:

WHEREAS, Employer desires to employ the Employee upon the terms and conditions hereinafter set forth and Employee desires to accept employment upon such terms and conditions; and

WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

NOW, THEREFORE, Employer hereby employs Employee and Employee hereby accepts employment under the following terms and conditions:

1.     DEFINITIONS

       In this Agreement unless the context otherwise requires, the following expressions have the following meanings:

       "THE BOARD"          means the Board of Directors for the time being of
                            Employer or any committee duly appointed by the Board of Directors;

       "THE EMPLOYMENT"     means the Employee's employment under this
                            Agreement;

       "GROUP COMPANY"      means any holding company for the time being of
                            Employer or any subsidiary for the time being of Employer or of any such holding company (other than Employer) (for which purpose the expressions
                            "holding company" and "subsidiary" shall have the meaning ascribed thereto by Section 736 of the Companies Act 1985).

2.     EMPLOYMENT

       Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions hereinafter set forth.

3.     TERM

       Subject to the provisions for earlier termination set forth in clause 15 hereof this Agreement commenced on 1 July 2001 and shall continue until the close of business on 30 June 2003 (the "Employment Term"). Subject to the provisions for earlier



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       termination set forth in clause 15 hereof, from 1 July 2003, and annually on the 1st July thereafter, the Employment Term of this Agreement shall automatically be renewed for one additional year until and unless
       Employee or Employer has given to the other at least 90 days notice prior to the relevant 1 July date that the Employment Term of this Agreement is not to be renewed.

4.     CONTINUOUS EMPLOYMENT

       Employee's employment with Employer in terms of this Agreement is continuous with his previous employment with Employer which commenced on 1st April 1996.

5.     EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

       Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder.

6.     DUTIES AND EXTENT OF SERVICES

       Employee shall be employed as Employer's Managing Director and Chief Operating Officer of the Group Companies Viragen (Europe) Limited and Viragen Inc. As such, Employee shall, subject to the direction of the Board, supervise and conduct the Employer's operations and affairs as assigned by the Board, and perform such other duties and responsibilities as may be assigned to Employee from time to time consistent with such title by the Board including where such duties require Employee to work for any Group Company. Employee accepts that he may be required to perform other tasks or duties outwith the scope of his normal duties. Employee agrees to devote sufficient time, skill, attention and energy diligently and competently to perform the duties and responsibilities reasonably assigned to him hereunder or pursuant hereto to the best of his abilities. Employee shall use his best efforts to be loyal and faithful at all times and constantly endeavor to improve his ability and his knowledge of the business of Employer in an effort to increase the value of his services for the mutual benefit of Employer and Employee. Employer may at its sole discretion transfer this Agreement or second Employee to any Group Company at any time.

       Employer reserves the right to suspend all or any of Employee's duties and powers on such terms as it considers expedient (including a term that Employee shall not attend at Employer's premises) or to require Employee to carry out the duties of another position of equivalent status either in addition to or instead of his duties as Managing Director of Employer and Chief Operating Officer of the Group Company, Viragen Inc. During any period of suspension, Employee will not be entitled to work either on his own account or on behalf of any other person, business or company.

7.     OTHER INTERESTS

       Employee shall not (except with the prior written consent of the Board) accept any appointment to any office in relation to any body, whether corporate or not, or be directly or indirectly employed, engaged, concerned or interested in any other business or undertaking, provided that this shall not prohibit the holding (directly or




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       through nominees) of investments listed on the London Stock Exchange or in respect of which dealing takes place in the Alternative Investment Market on the London Stock Exchange or any recognised stock exchange provided that not more than 5 per cent of the issued shares or other securities of any class of any one company shall be so held without the prior sanction of a resolution of the Board. Employee shall immediately notify Employer of any actual or potential conflict of interest with the Employment including without limitation to the foregoing generality any transaction or dealing which involves, or might involve, a relative of Employee or any employee of such relative.

       Subject to any regulations issued by Employer, Employee shall not be entitled to receive or obtain directly or indirectly any discount, rebate or commission in respect of any sale or purchase of goods effected or other business transacted (whether or not by him) or by or on behalf of Employer and if he (or any firm or company in which he is interested) shall obtain any such discount, rebate or commission he shall account to Employer for the amount received by him (or a due proportion of the amount received by such company or firm having regard to the extent of his interest therein).

8.     HOURS AND PLACE OF WORK

       Employee agrees that he shall work such hours as are necessary for the proper performance of his duties, including any such hours which exceed the maximum weekly working time limit of 48 hours imposed by the Working Time Regulations 1998 or any re-enactment thereof. Employee shall work a minimum of 37.5 hours per week from 9.30am to 6pm Monday to Friday, with a break of one hour for lunch each day.

       Employee's place of work will be based principally at Employer's offices at Penicuik but Employer may require Employee to work at any place within the United Kingdom or elsewhere on a temporary basis. Employer may only change Employee's place of work on an indefinite basis subject to Employee's consent. Employee will be given reasonable notice of any change in his place of work. If Employee's principal place of work is changed to a location which is outside reasonable commuting distance from his home, the Employer will reimburse his reasonable removal costs, estate agents' and solicitors' fees in accordance with its Relocation Policy from time to time in force

       Employee undertakes to use reasonable endeavours to relocate his residence closer to Employer's offices, in which event the Employer will reimburse his reasonable relocation costs but always subject to the submission by the Employee of appropriate invoices, receipts and other supporting documentation consistent with the Employer's reimbursement policies and procedures.

9.     REMUNERATION

       Employee shall receive an annual salary during the Employment Term of (pound)120,000 U.K. Pounds. Employee's salary shall be payable in accordance with the Company's normal payroll process, currently monthly in arrears on or around the 18th day of each month. Employee may also be entitled to such fringe benefits, if any, that shall be made available to Employee further described herein. The remuneration in this clause shall be inclusive of any fees to which Employee may be entitled as a director of Employer or any Group Company.



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10.    FRINGE BENEFITS AND EXPENSES

       A.     EMPLOYEE PLANS

              Employee shall be eligible during the continuance of Employment to participate in such medical, hospitalisation, group health, accident, disability and life insurance schemes and plans, such pension, and such other employee benefit schemes to the same extent such plans and schemes are made generally available from time to time by Employer to all of its other similarly-situated employees; provided, however, Employer shall be under no obligation to make any of such plans or schemes available to its employees or continue any which currently or in the future exist, except as otherwise required by law. Entitlement to such benefits is subject always to:

              o the terms and conditions of the schemes or arrangements from time to time;

              o the insurer of the scheme or arrangement honouring Employer's claim in respect of Employee or his spouse or children; and

              o Employee's acceptance of such variations to his terms and conditions of employment as may from time to time be requested by Employer.

              All payments under the schemes or arrangements will be subject to such deductions as may be required by law and also a sum equivalent to any employer's National Insurance contributions which are payable by Employer in respect of any payment under the scheme or arrangements, as appropriate, and which are not reimbursed by the insurer under the scheme or arrangement.

              Where any payments are made under the permanent health insurance scheme or arrangement all other benefits provided to or in respect of Employee by the Employer will cease immediately (if they have not done so already) except those benefits for which the Employer receives reimbursement in full of the total cost to it of the benefit from the insurer under the appropriate scheme or arrangement.

       B.     CAR

              During the continuance of the Employment, the Employer shall provide to Employee for performance of Employee's duties on behalf of Employer as specified herein a car, of a size and type commensurate (in the opinion of the Board) with Employee's position for the time being. Employer shall pay all petrol, maintenance, insurance and other expenses related thereto. Employee will be permitted to use the car for reasonable private journeys. If Employee shall be convicted of any offence under the Road Traffic Acts or is involved in any accident involving the car, he shall forthwith notify the Board and supply such information in connection therewith as the Board may request. Employee shall at all times maintain a current full driving licence and shall not do or omit to do anything which would or might make void or prejudice any insurance policy maintained by Employer.




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       C.     OTHER EXPENSES

              Employer shall promptly pay directly or reimburse Employee for his reasonable out-of-pocket costs and expenses incurred in connection with the performance of his duties and responsibilities hereunder including but not limited to reasonable travel, accommodation and subsistence expenses incurred by Employee should the Employee be temporarily required to carry out his duties elsewhere, in the UK or abroad, than at his normal place of work but always subject to the submission by Employee of appropriate invoices, receipts and other supporting documentation, consistent with Employer's customary reimbursement policies and procedures.

       D.     DEDUCTIONS

              For the purposes of the Employment Rights Act 1996, sections 13-27, Employee hereby authorises the Employer to deduct from his salary and/or any other sums due under this Agreement any sums due from him to Employer including, without limitation, any overpayments, loans or advances made to him by the Employer, and any losses suffered by the Employer as a result of any negligence or breach of duty by Employee.

11.    HOLIDAY

       Employer's holiday year runs from 1st January to 31st December. Employee shall be entitled to annual holiday (of not less than 20 days). Holidays may only be taken with advance permission from the Board. Employee may not carry any unused holiday entitlement forward to a subsequent holiday year. Holiday entitlement is accrued PRO RATA throughout the holiday year, depending on Employee's length of service within that year. Accrued holiday entitlement will be rounded up to the nearest whole day.

       Upon notice of termination of Employee's employment being served by either party, Employer may either require Employee to take any unused holidays accrued at that time during any notice period or may, at its discretion, make a payment in lieu of such holiday entitlement. Employee will be required to make a payment to Employer in lieu of any holiday taken in excess of Employee's holiday entitlement accrued at the date of termination of the Employment. Any sums so due may be deducted from any money owing to Employee.

12.    SICKNESS

       Without prejudice to the terms of clause 15, Employer shall continue to pay Employee's salary during any period of absence on medical grounds for up to a maximum period of 13 weeks in any period of 12 consecutive months (such twelve month period beginning on the first day of absence), provided that Employee shall from time to time if required:

       o      inform Employer without delay of any injury or incapacity;

       o supply Employer with medical certificates covering any period of sickness or incapacity exceeding seven consecutive days (including weekends); and





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       o      undergo at Employer's expense a medical examination by a doctor appointed by Employer.

       Payment of Employee's salary pursuant to this clause 12 shall be made less any amount of Statutory Sick Pay or other benefits to which Employee may be entitled hereunder or under any relevant legislation.

       Once entitlement to salary under this clause 12 lapses, Employee shall have no right to any benefit or emolument from Employer except to any permanent health insurance benefit which may be payable in accordance with clause 10.

       If Employee's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then all sums paid by Employer during the period of absence in terms of this clause 12 shall constitute loans to Employee, who shall:

       o forthwith notify Employer of all the relevant circumstances and of any claim, compromise, settlement or judgement made or awarded in connection therewith;

       o if Employer so requires, refund to Employer such sum as Employer may determine, not exceeding the lesser of:

              (i) the amount of damages recovered by him in respect of loss of earnings during the period of absence under any compromise, settlement or judgement; and

              (ii) the sums advanced to him by Employer in respect of the period of incapacity.

13.    FACILITIES

       Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it reasonably determines is adequate for Employee's performance of his duties and responsibilities under this Agreement.

14.    PENSIONS

       Employer does not operate a pension scheme.

15.    TERMINATION OF EMPLOYMENT

       A      INCAPACITY

              For the purposes of this Agreement, Employee shall be deemed to be "Incapacitated" when, by reason of physical or mental illness or of injury, he is unable to perform substantially all of the duties and responsibilities required of him in connection with his employment hereunder. No incapacity shall be deemed to exist until after Employee shall be unable to perform his duties hereunder for ninety (90) consecutive days (the "Incapacity Period"). If




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              Employee shall have been incapacitated but shall have returned to work prior to the end of the Incapacity Period, any new incapacity commencing within thirty (30) days of the termination of the prior incapacity shall be a continuation of the prior incapacity, and the period of all such disabilities shall be added together to determine whether, or how much of, the Incapacity Period has elapsed.

              The Employment may be subject to termination by the Employer by notice if Employee becomes Incapacitated provided that if at any time during the currency of such notice Employee can provide a medical certificate satisfactory to the Board and to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated, Employer shall withdraw the notice.

       B.     TERMINATION EVENTS

              Notwithstanding any provisions of this Agreement to the contrary, Employee's employment may be terminated by Employer with Cause (as hereinafter defined) effective upon the delivery of written notice to Employee. In addition, Employee's employment shall terminate upon Employee reaching the Employer's normal retirement age of 65.

       C.     DEFINITION OF CAUSE

              For purposes of this Agreement, "Cause" shall be: (a) conviction for fraud or criminal conduct (other than conviction of, or a plea of guilty to, a minor traffic offence), from which no appeal can be taken; (b) habitual drunkenness or drug addiction; (c) fraud or theft in respect of Employer; (d) material sanctions against Employee in his capacity as an employee of Employer by regulatory agencies governing Employer or against Employer because of wrongful acts or conduct of Employee which have a material adverse affect upon the Employer and its business; (e) material breach or default by Employee of any of the material terms or conditions of this Agreement, or the continuation of any breach or default by Employee for a period of seven (7) days following the date of receipt of written notice from Employer specifying the breach or default of Employee; (f) the resignation of Employee prior to the end of the Employment Term (in this last event, Employee's employment shall be deemed terminated with Cause on the date that he resigns); (g) disqualification as a director by reason of any order made under the Company Directors Disqualification Act 1986 or any other enactment; (h) the bankruptcy or insolvency of Employee; or (i) gross misconduct or negligence of Employee.

       D.     TERMINATION WITHOUT CAUSE

              If Employee's employment is terminated by Employer without Cause as defined in this Section, Employee shall be given sixty (60) days written notice of termination by Employer and be entitled to receive two years compensation and fringe benefits/expenses as provided for in clause 9 & 10 hereof.

       E.     TERMINATION FOLLOWING A CHANGE OF CONTROL

                     (i) In the event that a "Change of Control", as hereinafter defined, of Employer is followed by a related "Good Reason" as hereinafter




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                            defined at any time during the Employment Term,
                            Employee shall have the right to terminate his employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such events, and such termination of Employee's employment with Employer pursuant to this Subsection 15E then, in any such event, such termination shall be deemed to be a Termination by Employer Other than for Cause and Employee shall be entitled to such Compensation and Benefits as set forth in Subsection 15D of this Agreement.

                     (ii) For purposes of this Agreement, a "Change of Control" of Employer shall mean a change in the legal person holding, directly or indirectly, the shares which carry 50% or more of the voting rights in either Employer or its holding company, for which purpose "holding company" shall have the meaning ascribed thereto by Section 736 of the Companies Act 1985.

                     (iii) For the purposes of this Agreement, "Good Reason" shall mean, without the Employee's express written consent, the occurrence of any of the following events after a Change in Control:

       I. a reduction by the Employer of the Employee's basic rate of remuneration (excluding any performance related or discretionary bonuses);

       II. the failure of the Employer to continue in effect any Employee benefit plan or compensation plan in which the Employee was participating following the Change in Control, unless the Employee is permitted to participate in other plans providing substantially comparable benefits, or the taking of any action by the Employer which would adversely affect the Employee's participation in or materially reduce benefits under any such plan, PROVIDED, HOWEVER, that changes affecting the participation or benefits of all similarly situated employees shall not be treated as Good Reason hereunder;

       III. a materially adverse change in the level of the Employee's employment responsibilities, PROVIDED, HOWEVER, that changes in title or changes in the Group Company which employs the Employee shall not be treated as Good Reason hereunder; or

       IV. a relocation of Employer's offices such that Employee would be required to relocate his primary residence to provide for a reasonable daily travel distance to such new location.

       This Subsection 15E will not apply where the Employee gives Employer his explicit written waiver stating that for the purposes of this Subsection 15E a Change in Control shall not be deemed to have occurred. The Employee's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.



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       F.     TERMINATION PROVISIONS

              If Employer becomes entitled to terminate the Employment pursuant to this clause 15, it shall be entitled (but without prejudice to its right subsequently to terminate the Employment on the same or any other ground) to suspend Employee on full pay for so long as it may think fit.

              Employer reserves the right to give Employee pay in lieu of any notice of termination (whether given by Employer or by Employee). For this purpose, Employee agrees that pay in lieu of notice will consist of his basic salary for the relevant period of notice and any bonus/commission/share of profit and any other emolument referable to the Employment. For the avoidance of doubt, the right of Employer to make a payment in lieu of notice does not give rise to any right of Employee to receive such a payment.

              The giving of any period of notice of termination (whether given by Employer or Employee), does not limit the Employer's right to suspend any of Employee's duties and powers under clause 6 and Employer shall be under no obligation to assign any duties to Employee and shall be entitled to exclude him from its premises. Throughout any such period of suspension, Employee shall continue to receive his normal salary and other contractual benefits to which he is entitled under this Agreement and shall not be entitled to work either on his own account or for any other person, company or business. Alternatively, Employer may, during the whole or part of such period of notice, require Employee to perform duties (including any modified duties arising from an exercise by Employer of its rights under clause 6) at such locations as the Company may require consistent with clause 8.

              On the termination of the Employment or on either Employer or Employee having served notice of such termination, Employee shall:

              o at the request of Employer resign as a Director and/or from any office held in Employer or any Group Company and shall transfer without payment to Employer or as Employer may direct, any shares or other securities held by Employee as nominee or trustee for Employer or any Group Company provided however that such resignation shall be without prejudice to any claims which Employee may have against Employer or any Group Company arising out of the termination of the Employment; and

              o forthwith deliver to Employer all materials within the scope of clause 16 and all credit cards, cars, car keys and other property of or relating to the business of Employer or of any Group Company which may be in his possession or under his power or control;

              and if Employee should fail to do so Employer is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect thereto.



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16.    NON-DISCLOSURE QF CONFIDENTIAL INFORMATION

       A.     CONFIDENTIAL INFORMATION

              Employee acknowledges that Employee has been informed that it is the policy of Employer to maintain as secret and confidential all information relating to (i) the financial condition, businesses and interests of Employer and its Group Companies, (ii) the systems, know-how, products, services, costs, inventions, patents, patent applications, formulae, research and development procedures, notes and results, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed and/or used by Employer and its Group Companies and (iii) the nature and terms of Employer's and its Group Companies' relationships with their respective customers, clients, suppliers, lenders, vendors, consultants, independent contractors and employees (all such information being hereinafter collectively referred to as "Confidential Information"), and Employee further acknowledges that such Confidential Information is of great value to Employer and its Group Companies and, in and by reason and as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably necessary to protect Employer's and its Group Companies' trade secrets, good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorised by the Board for the benefit of Employer and/or its Group Companies and/or as required in the course of his employment) at any time hereafter use for his own purposes or divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its Group Companies (hereinafter referred to collectively as "Third Parties"), or use or cause or authorise any Third Parties to use, or through any failure to exercise due care and diligence, cause any unauthorised disclosure of any such Confidential Information, except as otherwise required by law.

       B.     EMPLOYER'S MATERIALS

              In accordance with the foregoing, Employee furthermore agrees that:-

              (i) Employee will at no time retain or remove from the premises of Employer or its Group Companies any research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer; and

              (ii) all such materials shall be and remain the property of the Employer; and

              (iii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs




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                     or other containers of software, manuals, data, books,
                     records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any property or information which is otherwise the property of Employer or its Group Companies.

17.    INVENTIONS AND OTHER INTELLECTUAL PROPERTY

       The parties foresee that Employee may make inventions or create other industrial or intellectual property in the course of his duties under this Agreement and agree that in this respect Employee has a special responsibility to further the interests of Employer and the Group Companies.

       Any discovery, development, invention, or improvement, design, process, formula, method, database, information, computer program, copyright work, semi conductor or other topography, copyright work, trade mark or trade name or get-up made, created, devised, developed or discovered by Employee during the continuance of the Employment (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employment) either alone or with any other person in connection with or in anyway affecting or relating to the business of Employer or any Group Company or capable of being used or adapted for use therein or in connection therewith ("WORKS") shall forthwith be disclosed to Employer and shall (subject to sections 39 to 43 Patents Act 1977) belong to and be the absolute property of Employer or such Group Company as Employer may direct.

       Employee if and whenever required so to do by Employer shall at the expense of Employer or such Group Company as Employer may direct:

       o apply or join with Employer or such Group Company in applying for letters patent, registered design, design right, trade mark or other protection or registration in the United Kingdom and in any other part of the world for any Works; and

       o execute all instruments and do all things necessary for vesting such works or patents, registered designs, design rights, trade marks or other protection or registration when obtained and all right, title and interest to and in the same absolutely and as sole beneficial owner in Employer or such Group Company or in such other person as Employer may specify; and

       o sign and execute all such documents and do all such acts as the Company may reasonably require in connection with any proceedings in respect of such applications and any publication or application for revocation of such patents, registered designs, design rights, trade marks or other protection.

       Employee hereby irrevocably and unconditionally waives all rights under Chapter IV Copyright, Designs and Patents Act 1988 and any other moral rights which he may have in the Works or in connection with the authorship of any existing or future copyright work in the course of the Employment, in whatever part of the world such rights may be enforceable including, without limitation:




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       o      the right conferred by section 77 of that Act to be identified as the author of any such work; and

       o the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment.

       Employee hereby irrevocably appoints Employer to be his Attorney in his name and on his behalf to execute any such act and to sign all deeds and documents and generally to use his name for the purpose of giving to Employer the full benefit of this clause. Employee agrees that with respect to any third parties a certificate signed by any duly authorised officer of Employer that any act or deed or document falls within the authority hereby conferred shall be conclusive evidence that this is the case.

       Nothing in this clause shall be construed as restricting the rights of Employee or Employee under sections 39 to 43 Patents Act 1977.

18.    COVENANT - NOT-TO-COMPETE

       A.     DEFINITIONS

       For the purposes of clause 18B the following words have the following meanings:

       "COMPANY GOODS" means any product researched into, developed, manufactured, distributed or sold by Employer with which the Employee was materially concerned or for which he was responsible during the two years immediately preceding the Termination Date;

       "COMPANY SERVICES" means any services (including but not limited to technical and product support, technical advice and customer services) supplied by Employer with which the duties of Employee were materially concerned or for which he was responsible during the two years immediately preceding the Termination Date;

       "CONFIDENTIAL INFORMATION" has the meaning given to it in clause 16;

       "CUSTOMER" means any person, firm, company or other organisation whatsoever to whom or which Employer distributed, sold or supplied Company Goods or Company Services during the two years immediately preceding the Termination Date and with whom or which, during such period:

              (i) Employee had material dealings in the course of his employment; or

              (ii) any employee who was under the direct or indirect supervision of Employee had material dealings in the course of his employment;

       but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which Employee and/or any such employee had no dealings during the said period;

       "INVESTOR" means any person, firm, company or other organisation whatsoever which has invested in the Employer or any Group Company during the two years immediately preceding the Termination Date and with whom or which, during such period, Employee had dealings in the course of his employment regarding such investment;

       "PROSPECTIVE CUSTOMER" means any person, firm, company or other organisation whatsoever with whom or which Employer shall have had negotiations or discussions regarding the possible distribution, sale or supply of Company Goods or Company Services during the 12 months immediately preceding the Termination Date and with whom or which, during such period:

              (i) Employee shall have had material dealings in the course of his employment by Employer; or

              (ii) any employee who was under the direct or indirect supervision of Employee shall have had material dealings in the course of his employment by the Company;

       but in the case of a firm, company or other organisation shall not include any division, branch or office of such firm, company or other organisation with which Employee and/or any such employee had no dealings during the said period;

       "RESTRICTED AREA" means:

              (i)    Scotland and;

              (ii) as Employee and Employer acknowledge the Employer's intention is to compete in a worldwide market, any other country in the world where, on the Termination Date, Employer was engaged in the research into, development, manufacture, distribution, sale or supply or otherwise dealt with Company Goods or Company Services or any other country in the world where Employer during the 12 months immediately preceding the Termination Date shall have had negotiations or discussions regarding the possible research into development, manufacture, distribution sale or supply or other dealings with Company Goods or Company Services;

       "RESTRICTED GOODS" means any product of the same type or materially similar to Company Goods;

       "RESTRICTED SERVICES" means any services of the same type or materially similar to Company Services;

       "RESTRICTED PERIOD" means the period of 24 months immediately following the Termination Date;

       "SENIOR EMPLOYEE" means an employee of the Company who in the opinion of the Company is a key employee to the Company and who earns a salary of at least (pound)20,000 per annum at the Termination Date;

       "TERMINATION DATE" means the date of termination of the Employment.

       B.     RESTRICTIONS

       Employee hereby undertakes with Employer that he will not either during the Employment nor during the Restricted Period without the prior written consent of Employer whether by himself, through his employees or agents or otherwise howsoever and whether on his own behalf or on behalf of any other person, firm, company or other organisation, directly or indirectly:

       (i) in competition with Employer within the Restricted Area, be employed or engaged or otherwise interested in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods or Restricted Services;

       (ii) in competition with Employer, in respect of Restricted Goods or Restricted Services, solicit business from or canvass any Customer, Prospective Customer;

       (iii) in competition with Employer, in respect of Restricted Goods or Restricted Services, accept orders from, or have any business dealings with, any Customer or Prospective Customer;

       (iv) solicit or induce or endeavor to solicit or induce any person who, on the Termination Date, was a Senior Employee of Employer with whom Employee had dealings during the last 12 months of the Employment to cease working for or providing services to Employer, whether or not any such person would thereby commit a breach of contract;

       (v) employ or otherwise engage in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods or Restricted Services any person who, during the 12 months preceding the Termination Date, was employed or otherwise engaged by Employer and who by reason of such employment or engagement is in possession of any trade secrets or Confidential Information relating to the business of Employer or who has acquired influence over its Customers and Prospective Customers (defined in clause 18A, but so that references to Employee shall be replaced by references to the relevant employee);

       (vi) in competition with Employer seek funding or investment from an Investor.

       C.     LIMITATION OF SUSPENSION

       If Employer exercises its right to suspend Employee's duties and powers under clause 6 during any period after notice of termination of the Employment has been given by Employer or Employee, the aggregate of the period of the suspension and the period after the Termination Date for the which the covenants in sub-clause 18B shall apply shall not exceed 12 months and, if the aggregate of the two periods would exceed 12 months, the period after the Termination Date for which the covenants in sub-clause 18B shall apply shall be reduced accordingly.

       D.     GROUP COMPANIES

       Clause 18B shall also apply as though references to "Employer" include references to each Group Company in relation to which Employee has in the course of his duties for Employer or by reason of rendering services to or holding office in such Group Company:

       (i)    acquired knowledge of its trade secrets or Confidential
              Information; or

       (ii)   had personal dealings with its Customers or Prospective Customers;
              or

       (iii) supervised directly or indirectly employees having personal dealings with its Customers or Prospective Customers,

       but so that references in clause 18A to "Employer" shall for this purpose be deemed to be references to the relevant Group Company. The obligations undertaken by Employee pursuant to this clause 18D shall, with respect to each such Group Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of any other Group Company or Employer.

       E.     ASSOCIATION

       Employee hereby undertakes with Employer that he will not at any time:

       (i) during the continuance of the Employment or after the Termination Date engage in any trade or business or be associated with any other person, firm or company engaged in any trade or business using the name(s) Viragen or incorporating the word(s) Viragen;

       (ii) after the termination of the Employment in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with Employer or any Group Company or for the purpose of carrying on or retaining any business or custom, claim, represent or otherwise indicate any past association with Employer or any Group Company to its detriment.

       F.     SEVERABILITY

       The restrictions in this clause 18 (on which Employee has had the opportunity to take independent advice, as Employee hereby acknowledges) are separate and severable restrictions and are considered by the parties to be reasonable in all the circumstances. It is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of Employer or a Group Company but would be adjudged reasonable if part or parts of the wording thereof were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and effective.

19.    EMPLOYEE'S DISCLOSURES AND REPRESENTATIONS AND WARRANTIES

       Employee hereby acknowledges, represents and warrants to, and/or agrees with, Employer as follows:

       (a) That Employee has full right, power and authority to perform all obligations under this Agreement.

       (b) Employee hereby agrees to indemnify and hold harmless Employer and its shareholders, directors, officers, employees and agents from and against any and all loss, damage, liability, cost or expense (including reasonable legal fees and costs due to or arising out of any material inaccuracy in, or material breach of, any material representation, warranty or covenant of Employee contained herein.

20.    INDEPENDENT ADVICE

       Employer and Employee agree that each of them have been, or were advised and fully understand that they are entitled to be represented by independent legal representation with respect to all matters contemplated herein from the commencement of negotiations at all times through to the execution hereof.

21.    LAW APPLICABLE

       This Agreement shall be governed by and construed in accordance with the law of Scotland.

22.    NOTICES

       Any notice or other document to be given under this Agreement shall be in writing and may be given personally to Employee or to the Secretary of Employer (as the case may be) or may be sent by first class post or other fast postal service or by facsimile transmission to, in the case of Employer, its registered office for the time being and in the case of Employee either to his address shown on the face hereof or to his last known place of residence.

       Any such notice shall be deemed served when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours.

23.    COLLECTIVE AGREEMENTS

       There are no collective agreements applicable to the Employment.

24.    DATA PROTECTION

       Employee acknowledges and agrees that Employer is permitted to hold personal information about Employee as part of its personnel and other business records and may use such information in the course of Employee's business. Employee agrees that Employer may disclose such information to third parties in the event that such disclosure is in Employer's view required for the proper conduct of Employer's business or that of any Group Company. This clause applies to information held used or disclosed in any medium.

25.    SUCCESSION

       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest of any kind whatsoever; provided, however, that Employee acknowledges and agrees that he cannot assign, delegate or transfer any of his rights, duties, responsibilities or obligations hereunder to any other person or entity.

26.    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the parties with respect to, and supersedes any and all prior agreements, both oral and written, between the parties hereto, except as related to rights of the Employee and his statutory waiver of claims on expiry of this contract. This Agreement can only be amended in writing.

27.    NO WAIVER

       A waiver of any breach of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach. No oral waiver shall be binding.

28.    INDEMNITY OF EMPLOYEE

       Employer shall indemnify and hold harmless Employee from and against any and all claims, judgments, fines, penalties, liabilities, losses, costs and expenses (including reasonable legal fees and costs) asserted against or incurred by Employee as a result of acts or omissions of Employee taken or made in the course of performing his duties for Employer or by reason of Employee acting or having acted as a director or officer of Employer, to the maximum extent permitted by law, (including the advancement of expense provisions thereof); provided, however, that such indemnity shall not apply to acts or omissions of Employee which constitute misconduct, gross negligence or which were intended by Employee to personally benefit Employee, directly or indirectly, at the expense of Employer, unless the matter which benefits Employee was first fully disclosed to the Board of Directors of Employer and approved by said Board.

29.    GRIEVANCE PROCEDURE

       If Employee wishes to obtain redress of any grievance relating to his employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Employer, he shall apply in writing to the Chairman of the Board, setting out the nature and details of any such grievance or dissatisfaction.

IN WITNESS WHEREOF, these presents printed on this and the 17 preceding pages are executed as follows:-

Signed for and on behalf of the said Viragen
(Scotland) Limited
At Plantation, Florida, USA
On 18 May,
Two Thousand and One:-


Witness  Dennis W. Healey                /s/ Gerald Smith
         -----------------------------   ---------------------------------------
                                         Gerald Smith
Address                                  Chairman & CEO
        ------------------------------


        ------------------------------

Occupation  Executive Vice President/CFO

Signed by the said Dr. Donald Magnus Nicolson
At Plantation, Florida, USA

On 18 May,
Two Thousand and One:-


Witness  Jose I Ortega                   /s/ Donald Magnus Nicolson
         -----------------------------   ---------------------------------------
                                         Dr. Nicolson

Address
        ------------------------------


        ------------------------------

Occupation Controller
           ---------------------------


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

SCHEDULE

The following constitutes the statement of the particulars of employment of Employee issued pursuant to the Employment Rights Act 1996. The particulars are those which apply on the date of this Agreement.

NAME OF EMPLOYER - the Company as defined on page 1 above.

NAME OF EMPLOYEE - the Employee as defined on page 1 above.

DATE OF COMMENCEMENT OF CONTINUOUS PERIOD OF EMPLOYMENT - see clause 4

SCALE OR RATE OF REMUNERATION OR METHOD OF CALCULATING REMUNERATION - see clause 9

INTERVALS AT WHICH REMUNERATION IS PAID - monthly - see clause 9

HOURS OF WORK - see clause 8

HOLIDAYS (INCLUDING PUBLIC HOLIDAYS) AND HOLIDAY PAY - see clause 11

SICKNESS OR INJURY AND SICK PAY - see clause 12

PENSION - see clause 14

NOTICE - see clause 3 and 15

JOB TITLE - see clause 6

PLACE OF WORK - see clause 8. The Employer's address is as stated on page 1.

COLLECTIVE AGREEMENTS - Employer is not a party to any collective agreements which affect Employee's employment.

WORKING OVERSEAS - Employee is not under any obligation to work overseas for period exceeding one month and accordingly there are no particulars to be entered in this regard.

DISCIPLINARY AND GRIEVANCE PROCEDURES - see Employer's Disciplinary Procedure. Grievance provisions - see clause 29.




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